Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2016 THIRD QUARTER RESULTS

SAINT LOUIS, MO — February 23, 2016 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the third quarter of fiscal year 2016 ended January 24, 2016 and other Company-related news.

Fiscal 2016 Third Quarter Highlights

•                  Three properties set all-time third quarter Adjusted EBITDA records.

•                  Adjusted property EBITDA margin was flat at 22.3% compared to the prior year quarter.

•                  Adjusted earnings per share from continuing operations increased to $0.17 compared to $0.15 in the prior year quarter.

•                  Maintained Debt to Adjusted EBITDA ratio of 4.5x and have repaid $69.1 million of debt during the last twelve months, including $6.8 million in the most recent quarter.

Consolidated Financial Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Nine Months Ended
	January 24,	January 25,	January 24,	January 25,
	2016	2015	2016	2015
Net revenues	$230.5	$236.4	$713.7	$707.8
Consolidated Adjusted EBITDA (1)	45.9	47.5	145.4	135.8

Income from continuing operations	7.0	5.9	23.3	4.1
Loss from discontinued operations	(0.4)	(0.5)	(2.1)	(2.0)
Net income	6.6	5.4	21.2	2.1

Diluted income per share from continuing operations	0.17	0.15	0.56	0.10
Diluted (loss) per share from discontinued operations	(0.01)	(0.02)	(0.05)	(0.05)
Diluted net income per share	0.16	0.13	0.51	0.05
Adjusted income per share (2)	0.17	0.15	0.63	0.23

(1)         For a further description of Consolidated Adjusted EBITDA, refer to the reconciliation tables following the narrative and the definition of Adjusted EBITDA in footnote (1) of this release.

(2)         For a reconciliation of the GAAP basis per share amounts to adjusted income (loss) per share, refer to the reconciliation table labeled “Reconciliation of GAAP Income (Loss) from Continuing Operations to Adjusted Income (Loss) and GAAP Income (Loss) from Continuing Operations Per Share to Adjusted Income (Loss) Per Share.”

Virginia McDowell, the Company’s president and chief executive officer, commented,

“We experienced more challenging weather comparisons at several properties and isolated competitive pressure at a few properties during the quarter which impacted results; however, win per visit and retail play increased during the quarter highlighting our underlying business trends remain solid.

Six properties generated increased Adjusted EBITDA this quarter, including three properties which set an all-time third quarter Adjusted EBITDA record.  Additionally, four properties generated their second highest third quarter Adjusted EBITDA.

We continued our balanced approach to capital deployment—reinvesting into our existing assets to enhance our guest experience, while at the same time reducing our debt balance.  Our balance sheet continues to be in the best shape it has been in over a decade and we have significant financial flexibility.”

Financial Highlights

Net revenues for the current quarter were $230.5 million compared to $236.4 million in the prior year quarter, down 2.5%.  We continued to focus on optimizing our reinvestment rates.  Gross revenues declined 3.9%, which was partially a result of a 10% decline in promotional allowances during the quarter.

Consolidated Adjusted EBITDA was $45.9 million for the quarter compared to $47.5 million in the prior year quarter, down 3.2%.  We experienced a negative $1.7 million change year-over-year in our health and captive company insurance expenses, which affected results.  Consolidated Adjusted EBITDA margins decreased slightly to 19.9% from 20.1%.

Interest expense was $16.8 million relative to $20.9 million in the prior year quarter, as a result of our lower overall debt balance as well as the benefits of refinancing our 7.75% Senior Notes due 2019, completed early in the first quarter of fiscal 2016.

On a GAAP basis, diluted income per share from continuing operations was $0.17 compared to diluted income per share from continuing operations of $0.15 in the prior year’s quarter. Net income per share was $0.16 for the quarter, compared to net income of $0.13 per share in the prior year quarter.

Operating Results

(All comparisons are to the prior year quarter)

Black Hawk — Net revenues decreased $0.4 million, or 1.3%, to $29.1 million and Adjusted EBITDA decreased $0.2 million to $6.7 million, at our two casinos in Black Hawk.  The properties were unfavorably impacted by the timing of winter weather systems relative to the prior year’s quarter.

Pompano — Net revenues decreased $2.4 million, or 5.1%, to $44.1 million, and Adjusted EBITDA decreased 9.0%, to $9.6 million at Pompano Park.  The decline is attributable to fewer snow-bird trips year over year, an increased competitive environment and the closure of our popular Myron’s Deli during the quarter for renovations.  Despite the decline, Pompano generated the second highest third quarter Adjusted EBITDA since the property’s opening in 2007.

Iowa — Net revenues for our Iowa properties decreased $0.2 million, to $43.7 million, while Adjusted EBITDA decreased $0.2 million, to $11.6 million. Despite construction disruption from our new land-based facility, revenues increased $0.1 million and Adjusted EBITDA increased $0.1 million at our property in Bettendorf.

Our properties in Waterloo and Marquette were more impacted by winter weather in the current year.  Waterloo’s net revenues decreased $0.1 million, or 0.6%, to $21.3 million and Adjusted EBITDA decreased $0.2 million to $6.5 million.  If not for one-time severance expenses, Adjusted EBITDA at Waterloo would have been slightly higher than the prior year’s all-time third quarter record.

Marquette’s net revenues decreased $0.1 million, or 2.5%, and Adjusted EBITDA decreased less than $0.1 million to $1.0 million.

Lake Charles — Net revenues decreased $2.4 million, to $28.5 million, or 7.7%, while Adjusted EBITDA decreased $0.7 million, to $3.8 million, or 15.3%.  The decline in EBITDA during the quarter happened entirely during November due primarily to the continued impact of a new competitor in the market, which anniversaried in early December.  The months of December and January combined showed a slight increase in Adjusted EBITDA compared to the same periods in the prior year.

Mississippi — Net revenues for Lula and Vicksburg decreased 4.1%, to $19.1 million while Adjusted EBITDA decreased $0.3 million, to $4.0 million, or 7.8%.  Both Lula and Vicksburg experienced some disruption and incurred some minor costs during the quarter from the near-record flooding on the Mississippi River in early January.

Vicksburg’s Adjusted EBITDA increased 42.2%, to $1.8 million; the second highest third quarter Adjusted EBITDA since we purchased the property in June 2010. Vicksburg’s operating margins increased over 590 bps as a result of targeted customer reinvestment and reduced operating costs.

Severe storms on Christmas weekend, including a tornado that disrupted the local area, impacted results in Lula where net revenues decreased $1.3 million, or 10.3%, and Adjusted EBITDA decreased $0.9 million, or 28.8%.  The market in which Lula operates also remains highly competitive.

Missouri — Net revenues for our Missouri properties increased $0.6 million to $58.2 million and Adjusted EBITDA increased $0.9 million to $16.1 million.  We grew net revenues and set new third quarter Adjusted EBITDA records at our Boonville, Cape Girardeau and Caruthersville properties.

In Caruthersville, net revenues increased $0.3 million and Adjusted EBITDA improved by 22.3%, to $2.0 million, primarily as a result of strategic marketing spending and recent capital investments we have made to the property.

Cape Girardeau’s Adjusted EBITDA increased $0.6 million, or 18.8%.  The property continues to ramp-up while optimizing its operating and marketing costs.

Boonville’s net revenue and Adjusted EBITDA improved 1.2% and 1.0%, respectively, despite hotel renovations that were completed during the quarter. The property had over 1,500 room nights out of service during the quarter.

Kansas City reported their second highest third quarter Adjusted EBITDA, although net revenue and Adjusted EBITDA decreased 1.9% and 1.4% compared to the prior year quarter, respectively.  Kansas City experienced some minor disruption from renovations to the casino floor during the quarter.

Pennsylvania — At Nemacolin, net revenues decreased 3.1% to $7.8 million while the Adjusted EBITDA loss improved to $(0.5) million from $(0.6) million.  The property was impacted by winter storm Jonas on the last weekend of the quarter.

Corporate Expenses

Corporate and development expenses were $6.1 million for the quarter compared to $5.9 million in the third quarter of fiscal 2015. Non-cash stock compensation expense was $0.7 million for the quarter compared to $0.6 million in the third quarter of fiscal 2015.  The current year quarter included a favorable forfeiture adjustment of stock compensation expense of $0.5 million.

Capital Structure and Capital Expenditures

As of January 24, 2016, the Company had:

•                  $59.8 million in cash and cash equivalents, excluding $9.8 million in restricted cash and investments;

•                  $951.7 million in total debt; and

•                  $195.2 million in net line of credit availability.

Capital expenditures were $52.7 million in the nine months ended January 24, 2016, including $44.3 million of maintenance and gaming equipment purchases as well as spending related to the hotel renovations in Bettendorf and Boonville.  We have spent $8.4 million to date this fiscal year on the previously announced up to $60 million land-based project at Bettendorf.  For the project-to-date, we have expended $10.6 million.  The project remains on time and on budget.

The Company expects total capital expenditures for fiscal 2016 of approximately $85 million to $90 million, inclusive of approximately $25 million to $30 million of capital spending this fiscal year related to the land-based casino build out in Bettendorf.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Tuesday, February 23, 2016 at 10:00 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 888-346-3970.  International callers can access the conference call by dialing 412-902-4263.  The conference call will be recorded and available for review starting at 11:59 pm central on Tuesday, February 23, 2016, until 11:59 pm central on Tuesday, March 1, 2016, by dialing 877-344-7529; International: 412-317-0088 and access number 10081089.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc. is a leading regional gaming and entertainment company dedicated to providing guests with exceptional experience at each of the 14 casino properties that it owns or operates, primarily under the Isle and Lady Luck brands.  The Company currently operates gaming and entertainment facilities in Colorado, Florida, Iowa, Louisiana, Mississippi, Missouri, and Pennsylvania. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACT:

Isle of Capri Casinos, Inc.,

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

###

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 24,	January 25,	January 24,	January 25,
	2016	2015	2016	2015
Revenues:
Casino	$242,028	$251,272	$751,142	$750,951
Rooms	6,360	6,711	22,250	22,918
Food, beverage, pari-mutuel and other	31,885	33,661	96,329	100,874
Gross revenues	280,273	291,644	869,721	874,743
Less promotional allowances	(49,733)	(55,240)	(155,996)	(166,985)
Net revenues	230,540	236,404	713,725	707,758
Operating expenses:
Casino	37,460	39,224	114,136	117,313
Gaming taxes	61,671	64,603	191,460	191,179
Rooms	1,455	1,334	5,221	4,975
Food, beverage, pari-mutuel and other	11,977	12,041	35,196	35,008
Marine and facilities	12,901	13,609	40,923	41,679
Marketing and administrative	53,764	52,921	164,417	167,826
Corporate and development	6,141	5,880	20,770	21,763
Depreciation and amortization	20,492	19,247	61,649	57,995
Total operating expenses	205,861	208,859	633,772	637,738
Operating income	24,679	27,545	79,953	70,020

Interest expense	(16,836)	(20,927)	(51,281)	(63,370)
Interest income	76	94	235	273
Loss on early extinguishment of debt	—	—	(2,966)	—
Income from continuing operations before income taxes	7,919	6,712	25,941	6,923
Income tax provision	(904)	(786)	(2,647)	(2,793)
Income from continuing operations	7,015	5,926	23,294	4,130
Loss from discontinued operations, net of income taxes	(400)	(503)	(2,085)	(2,045)
Net income	$6,615	$5,423	$21,209	$2,085

Income (loss) per common share-basic:
Income from continuing operations	$0.17	$0.15	$0.57	$0.10
Loss from discontinued operations, net of income taxes	(0.01)	(0.01)	(0.05)	(0.05)
Net income	$0.16	$0.14	$0.52	$0.05

Income (loss) per common share-dilutive:
Income from continuing operations	$0.17	$0.15	$0.56	$0.10
Loss from discontinued operations, net of income taxes	(0.01)	(0.02)	(0.05)	(0.05)
Net income	$0.16	$0.13	$0.51	$0.05

Weighted average basic shares	40,730,065	40,028,776	40,669,556	39,929,845
Weighted average diluted shares	41,444,564	40,336,663	41,417,021	40,062,008

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	January 24,	April 26,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$59,799	$66,437
Marketable securities	19,225	19,517
Accounts receivable, net	10,918	11,171
Inventory	6,461	6,509
Deferred income taxes	6,669	4,626
Prepaid expenses and other assets	15,532	11,274
Assets held for sale	—	138
Total current assets	118,604	119,672
Property and equipment, net	897,329	902,226
Other assets:
Goodwill	108,970	108,970
Other intangible assets, net	53,445	54,073
Deferred financing costs, net	15,768	19,075
Restricted cash and investments	9,769	9,193
Prepaid deposits and other	5,249	4,743
Long-term assets held for sale	—	9,810
Total assets	$1,209,134	$1,227,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$78	$170
Accounts payable	30,453	19,690
Accrued liabilities:
Payroll and related	33,282	43,371
Property and other taxes	19,275	20,456
Income taxes payable	67	125
Interest	14,320	15,350
Progressive jackpots and slot club awards	15,353	16,123
Other	22,062	18,326
Total current liabilities	134,890	133,611
Long-term debt, less current maturities	951,646	992,712
Deferred income taxes	41,951	37,334
Other accrued liabilities	17,461	18,432
Other long-term liabilities	13,912	22,211
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued: 42,066,148 at January 24, 2016 and at April 26, 2015	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	243,353	241,899
Retained earnings (deficit)	(177,863)	(199,072)
	65,911	43,248
Treasury stock, 1,319,219 shares at January 24, 2016 and 1,568,875 shares at April 26, 2015	(16,637)	(19,786)
Total stockholders’ equity	49,274	23,462
Total liabilities and stockholders’ equity	$1,209,134	$1,227,762

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 24,	January 25,	January 24,	January 25,
	2016	2015	2016	2015
Colorado
Black Hawk	$29,138	$29,523	$97,142	$93,942

Florida
Pompano	44,108	46,485	124,532	120,942

Iowa
Bettendorf	16,812	16,754	53,282	54,561
Marquette	5,549	5,689	19,359	19,126
Waterloo	21,313	21,452	64,914	64,353
Iowa Total	43,674	43,895	137,555	138,040

Louisiana
Lake Charles	28,467	30,836	89,160	94,447

Mississippi
Lula	11,688	13,024	36,802	38,034
Vicksburg	7,448	6,930	21,948	21,175
Mississippi Total	19,136	19,954	58,750	59,209

Missouri
Boonville	18,438	18,228	57,641	56,493
Cape Girardeau	14,614	14,267	44,123	43,436
Caruthersville	7,952	7,604	24,568	22,670
Kansas City	17,204	17,536	52,968	52,760
Missouri Total	58,208	57,635	179,300	175,359

Pennsylvania
Nemacolin	7,788	8,038	27,229	25,728

Property Net Revenues before Other	230,519	236,366	713,668	707,667
Other	21	38	57	91
Net Revenues from Continuing Operations	$230,540	$236,404	$713,725	$707,758

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended January 24, 2016
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$4,540	$2,188	$14	$—	$6,742

Pompano, Florida	7,837	1,785	14	—	9,636

Bettendorf, Iowa	1,180	2,902	8	—	4,090
Marquette, Iowa	619	363	6	—	988
Waterloo, Iowa	5,223	1,317	6	—	6,546
Iowa Total	7,022	4,582	20	—	11,624

Lake Charles, Louisiana	943	2,811	6	—	3,760

Lula, Mississippi	824	1,331	3	—	2,158
Vicksburg, Mississippi	895	903	6	—	1,804
Mississippi Total	1,719	2,234	9	—	3,962

Boonville, Missouri	5,347	1,269	13	—	6,629
Cape Girardeau, Missouri	942	2,527	7	—	3,476
Caruthersville, Missouri	1,378	614	6	—	1,998
Kansas City, Missouri	3,069	961	6	—	4,036
Missouri Total	10,736	5,371	32	—	16,139

Nemacolin, Pennsylvania	(1,551)	1,074	—		(477)
Total Operating Properties	31,246	20,045	95	—	51,386
Corporate and Other	(6,567)	447	669	—	(5,451)
Total	$24,679	$20,492	$764	$—	$45,935

	Three Months Ended January 25, 2015
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$4,660	$2,257	$7	$—	$6,924

Pompano, Florida	8,786	1,793	7	—	10,586

Bettendorf, Iowa	2,573	1,451	7	—	4,031
Marquette, Iowa	685	365	3	—	1,053
Waterloo, Iowa	5,543	1,236	5	—	6,784
Iowa Total	8,801	3,052	15	—	11,868

Lake Charles, Louisiana	1,696	2,740	5	—	4,441

Lula, Mississippi	1,748	1,276	5	—	3,029
Vicksburg, Mississippi	364	901	4	—	1,269
Mississippi Total	2,112	2,177	9	—	4,298

Boonville, Missouri	5,588	971	2	—	6,561
Cape Girardeau, Missouri	94	2,827	4	—	2,925
Caruthersville, Missouri	1,036	595	3	—	1,634
Kansas City, Missouri	3,126	961	8	—	4,095
Missouri Total	9,844	5,354	17	—	15,215

Nemacolin, Pennsylvania	(2,005)	1,366	3		(636)
Total Operating Properties	33,894	18,739	63	—	52,696
Corporate and Other	(6,349)	508	597	—	(5,244)
Total	$27,545	$19,247	$660	$—	$47,452

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Nine Months Ended January 24, 2016
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$20,776	$6,589	$42	$—	$27,407

Pompano, Florida	18,392	6,242	42	—	24,676

Bettendorf, Iowa	5,478	7,857	25	—	13,360
Marquette, Iowa	3,157	1,101	18	—	4,276
Waterloo, Iowa	15,964	3,930	20	—	19,914
Iowa Total	24,599	12,888	63	—	37,550

Lake Charles, Louisiana	3,393	8,397	22	—	11,812

Lula, Mississippi	3,944	3,895	13	—	7,852
Vicksburg, Mississippi	2,268	2,679	20	—	4,967
Mississippi Total	6,212	6,574	33	—	12,819

Boonville, Missouri	17,755	3,356	38	—	21,149
Cape Girardeau, Missouri	984	8,313	19	—	9,316
Caruthersville, Missouri	4,346	1,840	17	—	6,203
Kansas City, Missouri	9,261	2,906	21	—	12,188
Missouri Total	32,346	16,415	95	—	48,856

Nemacolin, Pennsylvania	(3,714)	3,206	30	—	(478)
Total Operating Properties	102,004	60,311	327	—	162,642
Corporate and Other	(22,051)	1,338	3,495	—	(17,218)
Total	$79,953	$61,649	$3,822	$—	$145,424

	Nine Months Ended January 25, 2015
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$12,799	$6,907	$22	$4,057	$23,785

Pompano, Florida	18,114	5,267	20	—	23,401

Bettendorf, Iowa	10,113	4,339	17	—	14,469
Marquette, Iowa	2,844	1,223	8	—	4,075
Waterloo, Iowa	17,485	3,711	14	(1,225)	19,985
Iowa Total	30,442	9,273	39	(1,225)	38,529

Lake Charles, Louisiana	5,746	8,315	15	—	14,076

Lula, Mississippi	3,347	3,839	12	—	7,198
Vicksburg, Mississippi	594	2,686	12	—	3,292
Mississippi Total	3,941	6,525	24	—	10,490

Boonville, Missouri	17,024	2,946	10	—	19,980
Cape Girardeau, Missouri	(843)	8,429	9	—	7,595
Caruthersville, Missouri	2,542	1,892	10	—	4,444
Kansas City, Missouri	8,935	2,870	19	—	11,824
Missouri Total	27,658	16,137	48	—	43,843

Nemacolin, Pennsylvania	(5,522)	4,085	7	—	(1,430)
Total Operating Properties	93,178	56,509	175	2,832	152,694
Corporate and Other	(23,158)	1,486	2,554	2,259	(16,859)
Total	$70,020	$57,995	$2,729	$5,091	$135,835

Isle of Capri Casinos, Inc.

Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 24,	January 25,	January 24,	January 25,
	2016	2015	2016	2015
Income (loss) from continuing operations	$7,015	$5,926	$23,294	$4,130
Income tax provision	904	786	2,647	2,793
Loss on extinguishment of debt	—	—	2,966	—
Interest income	(76)	(94)	(235)	(273)
Interest expense	16,836	20,927	51,281	63,370
Depreciation and amortization	20,492	19,247	61,649	57,995
Stock-based compensation	764	660	3,822	2,729
Colorado referendum expense (3)	—	—	—	4,057
Property tax settlement (3)	—	—	—	(1,225)
Severance expense (3)	—	—	—	2,259
Adjusted EBITDA (1)	$45,935	$47,452	$145,424	$135,835

Isle of Capri Casinos, Inc.

Reconciliation of GAAP Income From Continuing Operations to Adjusted Income and
GAAP Income From Continuing Operations Per Share to Adjusted Income Per Share

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 24,	January 25,	January 24,	January 25,
	2016	2015	2016	2015

GAAP income from continuing operations	$7,015	$5,926	$23,294	$4,130
Loss on early extinguishment of debt	—	—	2,966	—
Colorado referendum expense (3)	—	—	—	4,057
Property tax settlement (3)	—	—	—	(1,225)
Severance expense (3)	—	—	—	2,259
Adjusted income (2)	$7,015	$5,926	$26,260	$9,221

GAAP income from continuing operations per share	$0.17	$0.15	$0.56	$0.10
Loss on early extinguishment of debt	—	—	0.07	—
Colorado referendum expense (3)	—	—	—	0.10
Property tax settlement (3)	—	—	—	(0.03)
Severance expense (3)	—	—	—	0.06
Adjusted income per share (2)	$0.17	$0.15	$0.63	$0.23

(1)         Adjusted EBITDA is “earnings from continuing operations before interest and other non-operating income (expense), income taxes, stock-based compensation, certain severance expenses, certain expenses related to the Colorado gaming referendum, certain property tax settlements and depreciation and amortization.” Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, and it is an important component in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company.  A reconciliation of Adjusted EBITDA to income (loss) from continuing operations is included in the financial schedules accompanying this release.

Certain of our debt agreements use a similar calculation of “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants and includes add back of items such as gain on early extinguishment of debt, preopening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)         Adjusted income (loss) is presented solely as a supplemental disclosure as this is one method management reviews and utilizes to analyze the performance of its core operating business.  For many of the same reasons mentioned above related to Adjusted EBITDA, management believes Adjusted income (loss) and Adjusted income (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as gain (loss) on early extinguishment of debt, certain severance expenses, certain expenses related to the Colorado gaming referendum and certain property tax settlements.  Management believes Adjusted income (loss) and Adjusted income (loss) per share are useful to investors since these adjustments provide a measure of financial performance that more closely resembles widely used measures of performance and valuation in the gaming industry.  Adjusted income (loss) and adjusted income (loss) per share do not include the gain (loss) on early extinguishment of debt, certain severance expenses, certain expenses related to the Colorado gaming referendum and certain property tax.

(3)         The Company incurred $4.1 million of expense during the nine months ended January 24, 2015 related to the Colorado gaming expansion referendum. The Company had a favorable property tax settlement related to our Waterloo property of $1.2 million in during the nine months ended January 24, 2015.  The Company recorded $2.3 million of severance expense during the nine months ended January 24, 2015, related to restructuring at the corporate office.